Tellurian reports second quarter 2020 results
HOUSTON, Texas – (BUSINESS WIRE) August 5, 2020 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continues to build its integrated global natural gas business. Notable Tellurian achievements during the second quarter of 2020 and thereafter included raising $57.5 million in net proceeds through issuances of common stock. Pro forma cash and cash equivalents as of quarter end would be approximately $122.9 million after giving effect to financing transactions executed during July.
President and CEO Meg Gentle said, “Tellurian has used the last few months to streamline Driftwood LNG, which is one of the lowest cost projects available globally at approximately $1,000 per tonne. Driftwood LNG is an integrated project, including production of low-cost gas from the Haynesville shale, which supports a new U.S. LNG pricing mechanism projected to enable equity partners to load LNG at about $3.50 per mmBtu. Tellurian continues working to secure equity partners from around the globe and looks forward to delivering reliable energy in 2024.”
Financial results
Tellurian ended its second quarter of 2020 with approximately $88.3 million in cash and cash equivalents and approximately $33.9 million short-term borrowings. Tellurian’s balance sheet consisted of approximately $315.9 million in total assets. Pro forma for the financing transactions completed in July, Tellurian would have ended the quarter with approximately $122.9 million in cash and cash equivalents, approximately $106.1 million in long-term debt, and approximately $350.5 million in assets.
Tellurian reported a net loss of approximately $128.8 million, or $0.53 per share (basic and diluted), for the three months ended June 30, 2020. Results include a one-time non-cash charge of approximately $81.1 million for impairment of the book value of our natural gas properties due to the impact of declining commodity prices.
About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, costs of LNG and timing of LNG delivery. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2019, and other Tellurian filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar SVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Senior Manager, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com